Exhibit 23(1)


                     CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
HomeServices.Com Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of HomeServices.Com Inc (the Company) of our report, which includes an explanatory paragraph relating to the predecessor's financial statements, dated January 25, 2000 relating to the financial statements and financial statement schedule, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.



Minneapolis, Minnesota

/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
March 31, 2000